EXHIBIT 99.3
                          PRESS RELEASE

 INTERRA FINANCIAL (FORMERLY IFG)OFFICIALLY CHANGES ITS TRADING
                          SYMBOL TO IFI

MINNEAPOLIS (Feb. 10, 1997) -- Interra Financial, formerly Inter-Regional Financial Group Inc., today changed its trading symbol on the New York Stock Exchange from "IFG" to "IFI," an abbreviation of its legal name, Interra Financial Incorporated. The company will appear in newspaper stock listings as "Interra" beginning on Feb. 11.
      The ticker change reflects the company's name change, which was effective on Feb. 4. The names of Interra's brokerage and investment banking subsidiaries, Dain Bosworth and Rauscher Pierce Refsnes, remain unchanged.
       Interra Financial Incorporated is one of the nation's largest full-service regional brokerage and investment banking companies. Interra's two broker-dealers, Dain Bosworth and Rauscher Pierce Refsnes, serve individual, institutional, corporate and governmental clients predominantly in the western half of the United States. Interra also is the parent company of RPR Correspondent Services, which markets clearing and technology services to other broker-dealers. The company's common stock trades on the New York Stock Exchange under the symbol IFI.

CONTACT:  Media:  Jennifer Driscoll (612) 373-1647
          Investors:  Neal St. Anthony (612) 371-2934